Exhibit 10.6

STOCK OPTION AGREEMENT

FOR NONINCENTIVE STOCK OPTIONS UNDER SECTION 422

OF THE INTERNAL REVENUE CODE

PURSUANT TO THE

JOHN MARSHALL BANK

2006 STOCK OPTION PLAN

STOCK OPTION for a total of ______ shares of Common Stock, par value $5.00 per share, of John Marshall Bank (the “Company”), which Option does not qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986 as amended, is hereby granted to _______________________ (the “Optionee”) at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of, the 2006 Stock Option Plan (the “Plan”) adopted by the Company which is incorporated by reference herein, receipt of which is hereby acknowledged.

1.            Option Price. The option price is $______ for each share, being 100% of the fair market value, as determined by the Board of Directors, of the Common Stock on the date of grant of this option.

2.            Exercise of Option. This Option shall be exercisable in accordance with provisions of the Plan as follows:

(i)  Schedule of rights to exercise.

Years of Continuous Employment /Service After Date of Grant of Option	Portion of Total Grant That Becomes Immediately Exercisable

Notwithstanding any provisions in this section, in no event shall this Option be exercisable prior to ratification of the Plan by the Company’s stockholders as required by the Plan.

(ii)  Method of Exercise. This Option shall be exercisable by a written notice which shall:

(a)  state the election to exercise the Option, the number of shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered, his address and social security number (or if more than one, the names, addresses and social security numbers of such persons;

(b)  contain or be accompanied by such representations and agreements as to the holder’s investment intent with respect to such shares of Common Stock as may be satisfactory to the Company’s counsel;

(c)  be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

(d)  be in writing and delivered in person or by certified mail to the Secretary of the Company.

Payment of the purchase price of any shares with respect to which the Option is being exercised shall be made by certified or bank cashier’s or teller’s check and/or shares of Common Stock.

The certificate or certificates for shares of Common Stock as to which the Options shall be exercised shall be registered in the name of the person or persons exercising the Option unless otherwise designated by the Optionee.

(iii)          Restrictions on exercise. This Option may not be exercised if the issuance of the shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee’s exercise of this option, the Company may require the person exercising this option to make any representation and warranty to the Company as may be required by any applicable law or regulation. In the event that the Company’s primary federal regulatory authority determines that the Company’s capital fails to meet minimum capital requirements, such regulatory authority may direct the Company to call all outstanding options. Any options not exercised will be thereafter forfeited.

(iv)         Acceleration of Vesting. Notwithstanding the above schedule of rights to exercise, this Option shall be immediately and fully exercisable upon the events specified in the Plan.

3.            Withholding. The optionee hereby agrees that the exercise of the Option or any installment thereof will not be effective, and no shares will become transferable to the Optionee, until the Optionee makes appropriate arrangements with the Company for such tax withholding as may be required of the Company under federal, state, or local law on account of such exercise.

4.            Non-transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5.            Restriction on Sale of Shares. Shares that have been acquired upon exercise of this Option may not be sold or otherwise disposed of before the end of the six-month period beginning on the date of grant of this Option, except as provided in the Plan.

6.            Term of Option. This Option may not be exercised more than __ years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

Date of Grant: ____________.

JOHN MARSHALL BANK

By:
Name:
For the Board of Directors

Employee:

Name